EXHIBIT  11.1

                                 PICO PRODUCTS,  INC.
                          COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                                                Three Months                                    Nine Months
                                               Ended April 30,                                 Ended April 30,
                                    --------------------------------------           ---------------------------------------
                                        1996                     1995                     1996                     1995
                                    -------------           --------------           --------------           --------------
NET INCOME (LOSS) ATTRIBUTABLE
TO COMMON STOCK                     $        (247)          $           56           $         (344)          $          390
                                    =============           ==============           ==============           ==============
PRIMARY EARNINGS PER SHARE:
  Weighted average number
    of common shares
    outstanding                             3,821                    3,637                    3,719                    3,635
  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                   -                          592                    -                          628
                                    -------------           --------------           --------------           --------------
  Number of shares used to
    compute primary
    earnings (loss)per share                3,821                    4,229                    3,719                    4,263
Primary earnings (loss) per share   $       (0.06)          $         0.01           $        (0.09)          $         0.09
                                    =============           ==============           ==============           ==============
FULLY DILUTED EARNINGS PER SHARE:
  Weighted average number
    of common shares
    outstanding                             3,821                    3,637                    3,719                    3,635
  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                   -                          592                    -                          628
                                    -------------           --------------           --------------           --------------
  Number of shares used to
    compute fully diluted
    earnings (loss) per share               3,821                    4,229                    3,719                    4,263
Fully diluted earnings (loss)
  per share                         $       (0.06)          $         0.01           $        (0.09)          $         0.09
                                    =============           ==============           ==============           ==============


                                          18